CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”), entered into as of December 1, 2012 (the “Effective Date”), is entered into by and between Syniverse Technologies, LLC, a Delaware limited liability company (together with any successor(s) thereto, the “Company”) and Tony G. Holcombe (the “Consultant”).
RECITALS
The Company desires to engage the Consultant to provide services to the Company pursuant to this Agreement for a certain period on and after the Effective Date, and the Consultant desires to provide such services to the Company; and
The Company and the Consultant deem it to be in their respective best interests to enter into this Agreement.
AGREEMENT
In consideration of the premises and mutual covenants contained herein, the Company and the Consultant agree as follows:
1.Services. The Company agrees to engage the Consultant, and the Consultant agrees to provide services to the Company, under the terms and conditions herein provided. During the Consulting Term (as defined below), the Consultant agrees to use his best efforts to advance the interests of the Company and its affiliates.
2.    Term. This Agreement shall be effective as of the Effective Date and shall terminate as described in accordance with Section 7 hereof. The Consultant’s period of services under this Agreement is hereinafter referred to as the “Consulting Term.”

3.    Duties. During the Consulting Term, the Consultant agrees to serve the Company in such capacity or capacities (and to perform such duties) as may be specified from time to time by the Company’s Chief Executive Officer or Board of Directors. In particular, the Consultant agrees that, to the extent reasonably requested by the Company’s Chief Executive Officer or Board of Directors, he shall work with the Company to determine strategic trends in roaming and data clearance. In connection therewith, the Consultant shall make himself reasonably available (by telephone or otherwise) to consult with the Company’s Chief Executive Officer and Board of Directors. In addition, the Consultant shall make himself available to travel in connection with his services hereunder if reasonably requested by the Company’s Chief Executive Officer or Board of Directors and any travel expenses associated therewith shall be reimbursed to the extent provided by Section 4(b). The Consultant shall report to the Company’s Chief Executive Officer and Board of Directors. In furtherance of the duties outlined herein, the Company shall, during the Consulting Term, provide the Consultant with office space and administrative support services at the Company headquarters in Tampa, Florida. The parties hereto acknowledge and agree that the Company intends to require the Consultant to, and the Consultant intends to, perform services during the Consulting Term at a level equal to or greater than one day per week.
4.    Compensation/Expenses. During the Consulting Term:
(a)    The Company shall pay to the Consultant a consulting fee of $12,500 per month, payable at such times and in accordance with such policies and procedures as shall be established by the Company from time to time, less any applicable deductions and withholding. In the event the Company and the Consultant terminate this Agreement in the middle of a month, the monthly consulting fee shall be pro rated based on the number of days this Agreement was in effect during the month.
(b)    The Consultant shall be entitled to prompt reimbursement by the Company for all of his reasonable ordinary and necessary travel and other expenses incurred by him during the Consulting Term (in accordance with the policies and procedures established by the Company for its consultants) in the performance of his duties hereunder; provided that the Consultant shall properly account for such expenses in accordance with the Company’s applicable policies and procedures.
5.    Independent Contractor. It is hereby understood and agreed by the Company and the Consultant that the Consultant’s rendering of the consulting services pursuant to this Agreement is as an independent contractor and not as an officer or employee of the Company or any of its affiliates, and that the Consultant’s retention as a consultant pursuant to this Agreement shall not entitle him to any benefits as an employee of the Company or any of its affiliates under any benefit plan maintained by the Company or any of its affiliates for its or their respective employees. It is further hereby understood and agreed by the Company and the Consultant that, as an independent contractor, the Consultant shall be responsible for complying with all applicable laws, rules and regulations concerning taxes, social security contributions, pension fund contributions, unemployment contributions and similar matters.

6.    Authority. The Consultant hereby acknowledges and agrees that he shall have no right or authority to enter into any agreements or other arrangements in the name or on behalf of the Company, or to assume or create any obligation or liability of any kind whatsoever, express or implied, in the name or on behalf of the Company.
7.    Amendments/Termination. Either party may terminate this Agreement upon 30 days written notice to the other party. Otherwise, this Agreement may not be amended or changed except by the written agreement of the Company and the Consultant. Notwithstanding anything to the contrary herein, upon the Consultant’s death or the Consultant’s disability, as determined by the Company in its good faith discretion, this Agreement shall terminate immediately and shall be of no further force or effect.
8.    Not an Employment Contract. This Agreement is not a contract of employment between the Consultant and the Company, and the Consultant and the Company hereby agree and acknowledge that this Agreement does not impose any obligation on the Company to offer employment to the Consultant at any time.
9.    Governing Law; Counterparts. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction). This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and, all of which taken together constitute one and the same agreement.
10.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision, but this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.
11.    Successors and Assigns of the Company. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. The Consultant hereby acknowledges and agrees that the consulting services to be performed by him pursuant to this Agreement are personal in nature and that he shall not assign any of his rights or delegate any of his duties or obligations under this Agreement to any other person or entity.
12.    Prior Agreements. This Agreement constitutes the entire agreement of the parties with respect to the consulting services which are the subject matter hereof and replaces all provisions verbal and written agreements that the parties may have had relating to the such services.

[signature page follows]

The parties hereto have executed this Agreement, and this Agreement shall become effective, as of the dates and year first above written.
COMPANY
Syniverse Technologies, LLC

By:    Jeffrey Gordon
Its:    President & CEO
CONSULTANT

Tony G. Holcombe

December 1, 2012
Date:

Signature Page for Consulting Agreement with Tony G. Holcombe